UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2006
GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Madison Avenue, 15th Floor, New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 753-0804
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 7, 2006, Great Wall Acquisition Corporation (the “Company”) entered into a Credit Facility Agreement (the “Facility Agreement”), dated December 7, 2006, with certain lenders and DBS Bank Ltd, as Administrative Agent (“Agent”). The Facility Agreement establishes a secured credit facility under which the Company may borrow up to S$62,000,000 in two tranches. The Company has entered into the Facility Agreement in connection with its previously announced proposed acquisition of the outstanding shares of ChinaCast Communication Holdings Limited (“ChinaCast”). The Company may use the proceeds of loans under the Facility Agreements only for the acquisition of outstanding shares of ChinaCast and to pay fees, interest and other expenses related to such acquisition and the loans under the Facility Agreement. Loans under the Facility Agreement shall bear interest pursuant to a formula as set forth in the Facility Agreement. Tranche A Loans under the Facility Agreement may be made at any time on and after the fulfillment of the conditions to funding set forth in the Facility Agreement (the” Effective Date”) until December 27, 2006. Tranche A Loans may not, in the aggregate, exceed the amount held in the Company’s trust account with Continental Stock Transfer & Trust Company after paying all amounts for the conversion of shares of the Company to cash owing to shareholders who exercised their conversion rights in connection with the acquisition of ChinaCast. Tranche A Loans mature on the date which is seven days after the date on which such Tranche A Loans are made. Tranche B Loans under the Facility Agreement may be made at any time from and after the Effective Date until the date which is the earlier of (i) the date which is 21 days after the close of the Company’s public offer to purchase the outstanding shares of ChinaCast and (ii) March 21, 2007. Tranche B Loans mature on June 4, 2007. A loan under the Facility Agreement may be repaid without penalty at any time prior to the maturity date for each loan, however, the Company must prepay any loan under the Facility Agreement under a number of circumstances, in particular (a) upon the issuance or sale by the Company of any of its capital stock, warrants, options or any other security interest representing an equity interest, (b) upon the disposition of any shares of ChinaCast, (c) upon the deposit into the Company’s account at the Agent of any amounts currently held in trust by the Company pursuant to the Company’s initial public offering (IPO). In addition to customary representations and warranties and events of default, additional events of default occur if (a) at anytime after December 31, 2006 the Company ceases to own at least 50.0% of ChinaCast and (b) the shares of ChinaCast cease to be listed on the Singapore Exchange Securities Trading Limited (SGX). Payment of outstanding advances may be accelerated, at the option of the Agent, should the Company default in its obligations under the Facility Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Obligations under the Facility Agreement are secured by all the assets of the Company pursuant to a Security Agreement entered into on December 7, 2006 between the Company and the Agent. The obligations under the Facility Agreement are further secured by a Deed of Share Charge and Deed of Charge over Accounts both dated December 7, 2006 between the Company and the Agent. The Security Agreement, Deed of Share Charge and Deed of Charge over Accounts are attached hereto as Exhibits 10.2, 10.3 and 10.4 respectively and incorporated herein by reference.
The foregoing description of the Facility Agreement, Security Agreement, Deed of Share Charge and Deed of Charge over Accounts do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits:

10.1 10.2 10.3 10.4	Credit Facility Agreement dated December 7, 2006, by and among Great Wall Acquisition Corporation, the Lenders party thereto and DBS Bank Ltd. as Administrative Agent
Security Agreement dated December 7, 2006, by and between Great Wall Acquisition Corporation and DBS Bank Ltd. as Security Agent
Deed of Share Charge dated December 7, 2006, by and between Great Wall Acquisition Corporation and DBS Bank Ltd. as Security Agent
Deed of Charge over Accounts dated December 7, 2006, by and between Great Wall Acquisition Corporation and DBS Bank Ltd. as Security Agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2006	GREAT WALL ACQUISITION CORPORATION
	By:	/s/ Kin Shing Li
		Name:	Kin Shing Li
		Title:	Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1 10.2 10.3 10.4	Credit Facility Agreement dated December 7, 2006. Security Agreement dated December 7, 2006 Deed of Share Charge dated December 7, 2006 Deed of Charge over Accounts dated December 7, 2006